Exhibit 10.34

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of June 2, 2020, by and among 1847 GOEDEKER HOLDCO INC., a Delaware corporation (“Holdco”), 1847 GOEDEKER INC., a Delaware corporation (“1847 Sub”), GOEDEKER TELEVISION CO., INC., a Missouri corporation (“GTC”), STEVE GOEDEKER, an individual (“Steve”) and MIKE GOEDEKER, an individual (“Mike”). Holdco, 1847 Sub, GTC, Steve and Mike are sometimes referred to herein as, collectively, the “Parties” and, each, a “Party.”

WITNESSETH:

WHEREAS, 1847 Sub, as “Buyer”, and GTC, Steve and Mike (collectively, the “Sellers”), previously entered into that certain Asset Purchase Agreement dated January 18, 2019, as amended by that certain Amendment No. 1 to the Asset Purchase Agreement dated April 5, 2019, by and among 1847 Sub, Holdco and Sellers (collectively, and as so further amended, restated, supplemented, or otherwise modified from time to time, the “Asset Purchase Agreement”);

WHEREAS, pursuant to the Asset Purchase Agreement, 1847 Sub purchased all or substantially all of the assets of GTC, as further described in the Asset Purchase Agreement (the “Purchased Assets”);

WHEREAS, in consideration of the sale, delivery and assignment of the Purchased Assets, 1847 Sub agreed to (i) pay an aggregate purchase price of $6,200,000.00 (the “Purchase Price”), subject to certain adjustments as set forth in the Asset Purchase Agreement, (ii) assume certain liabilities of GTC, and (iii) issue to each of Steve and Mike, an 11.25% non-dilutable interest in all of the issued and outstanding common stock of Holdco;

WHEREAS, a portion of the Purchase Price was evidenced by that certain 9% Subordinated Promissory Note dated as of April 5, 2019, in the original principal amount of $4,100,000.00, executed by 1847 Sub to the order of Steve, in his capacity as Sellers’ representative (the “Note”);

WHEREAS, the $1,500,000.00 cash portion of the Purchase Price is subject to a working capital adjustment (the “Working Capital Adjustment”), as further described in the Asset Purchase Agreement;

WHEREAS, certain disputes relating the Asset Purchase Agreement have arisen between the Parties, including (i) 1847 Sub’s non-payment of certain amounts due and owing under the Note, and (ii) the amount of the Working Capital Adjustment;

WHEREAS, the Parties are involved in a pending arbitration matter styled In Re 1847 Goedeker Inc. and 1847 Goedeker Holdco Inc. v. Steve Goedeker, Mike Goedeker and Goedeker Television Co., Inc., regarding the Parties’ disputes related to the Asset Purchase Agreement (the “Arbitration”);

WHEREAS, the Holdco shares issued to Steve and Mike are subject to that certain Stockholders Agreement dated April 5, 2019, by and among, Holdco, 1847 Holdings LLC, a Delaware limited liability company (“Holdings”), Leonite Capital LLC, a Delaware limited liability company (“Leonite”), Steve and Mike (the “Stockholders Agreement”);

WHEREAS, 1847 Sub is undertaking an initial public offering of at least $10 million of its securities (the “IPO”) with the assistance of ThinkEquity, a division of Fordham Financial Management, Inc. (the “Underwriter”);

WHEREAS, in connection with the IPO, Holdco proposes to distribute restricted stock in 1847 Sub currently held by Holdco to the current Holdco shareholders on a pro-rata basis;

WHEREAS, Holdings desires to terminate the Stockholders Agreement upon the closing of the IPO; and

WHEREAS, the Parties now desire to fully and finally resolve the disputes giving rise to the Arbitration, in accordance with the terms and conditions set forth in this Agreement, and to take certain actions further described herein to permit Holdco and 1847 Sub to proceed with the IPO, in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Parties, intending to be legally bound, hereby agree as follows:

1. Incorporation of Recitals. The above recitals are hereby incorporated into this Agreement and form a material part hereof as though set forth herein verbatim.

2. Definitions. The following initially capitalized terms and phrases shall, when used herein, have the following meanings ascribed to them:

a. “1847 Parties” means (i) Holdco, and (ii) 1847 Sub.

b. “Burnley” means Burnley Capital LLC, a Delaware limited liability company.

c. “Burnley Indebtedness” means all indebtedness owed by 1847 Sub and/or Holdco to Burnley under the Burnley Loan Agreement or otherwise.

d. “Burnley Loan Agreement” means that certain Loan and Security Agreement dated April 5, 2019, by and among 1847 Sub, Holdco and Burnley (as amended, modified, supplemented, replaced or refinanced from time to time).

e. “Burnley Subordination Agreement” means that certain Subordination Agreement dated April 5, 2019, by and between Burnley and GTC.

f. “Claim” or “Claims” means any and all claims, counterclaims, actions, causes of action, litigation, demands, defenses, judgments, settlements, suits, arbitrations, proceedings (administrative or otherwise), controversies, investigations, audits, awards, decisions, injunctions, judgments, orders, rulings, subpoenas, verdicts, obligations, contracts, debts, loans, undertakings, costs, liens, damages (including, without limitation, incidental and consequential damages), losses, liabilities, obligations, indebtedness, settlement payments, penalties, assessments, citations, directives, disbursements, or expenses, of any kind or of any nature whatsoever (including, without limitation, attorneys’, consultants’, and experts’ fees and expenses and disbursements incurred in investigating, defending against, settling, or prosecuting any claim, litigation, or proceeding), whether any of the foregoing arise out of contract, tort, violation of laws or regulations or otherwise, for, upon, or by reason of any matter, cause or thing whatsoever, either direct or consequential, whether known or unknown, from the beginning of time until the Effective Date.

g. “Closing” shall mean the consummation of the transactions contemplated by Sections 4 through 6 of this Agreement.

h. “Closing Date” shall mean the first business day after the Effective Date.

i. “Closing of the IPO” shall mean 1847 Sub’s sale of its securities to the Underwriter or another underwriter engaged by the Company in connection with the IPO.

j. “Effective Date” shall have the meaning set forth in Section 3.

k. “Goedeker Parties” means (i) GTC, (ii) Steve, and (iii) Mike.

l. “Governmental Authority” means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other legislative, judicial, regulatory, administrative or governmental authority.

m. “Insolvent” means that the sum of liabilities of the applicable person exceeds the present fair market value of such person’s assets.

n. “IRC” means the Internal Revenue Code of 1986, as amended.

o. “Prospectus” means the prospectus included in the Registration Statement on Form S-1 of 1847 Sub (File No. 333-237786) originally filed with the Securities and Exchange Commission on April 22, 2020 as the same may be amended, supplemented or otherwise modified from time to time.

p. “Restricted Stock” means shares of 1847 Sub issued pursuant to Section 5 of this Agreement which are subject to the restrictions of Rule 144 of the Securities Act of 1933.

q. “SBCC” means Small Business Community Capital L.P., a Delaware limited partnership.

r. “SBCC Indebtedness” means all indebtedness owed by 1847 Sub and/or Holdco to SBCC under the SBCC Loan Agreement or otherwise.

s. “SBCC Loan Agreement” means that certain Loan and Security Agreement dated April 5, 2019, by and among 1847 Sub, Holdco and SBCC (as amended, modified, supplemented, replaced or refinanced from time to time).

t. “SBCC Subordination Agreement” means that certain Subordination Agreement dated April 5, 2019, by and between SBCC and GTC.

u. “Transaction Documents” means this Agreement and the other agreements contemplated to be delivered pursuant to Section 8 of this Agreement or otherwise.

3. Effectiveness. The Parties acknowledge and agree that although the Parties are signing this Agreement and the exhibits hereto on the date hereof, the effectiveness of this Agreement and such exhibits is conditioned upon the Closing of the IPO, and, accordingly, the terms and conditions and obligations of the Parties contemplated herein shall only become effective upon the date that the Closing of the IPO occurs (the “Effective Date”). If the Closing of the IPO does not occur, for any reason or no reason, this Agreement shall automatically terminate and be deemed void and of no further force or effect. The 1847 Parties shall provide the Goedeker Parties (i) at least ten (10) days advance written notification of the anticipated date of the Closing of the IPO, and (ii) written confirmation (the “Confirmation”) of the Closing of the IPO no later than 5:00 PM Eastern Standard Time on the date of such closing. The Confirmation shall thereafter be attached as Exhibit A to a fully executed copy of this Agreement.

4. Promissory Note.

a. Termination of Subordination Agreements. On or before the Closing Date, and as a condition precedent to the effectiveness hereof, 1847 Sub and Holdco shall cause both of the Burnley Subordination Agreement and the SBCC Subordination Agreement to terminate and be of no further force and effect (the “Subordination Agreement Terminations”) by fully paying and discharging the Burnley Indebtedness and the SBCC Indebtedness with proceeds of the Closing of the IPO or otherwise.

b. Payment by 1847 Sub. On the Closing Date, 1847 Sub shall pay to Steve the aggregate amount of (i) $516,301.26, which is equal to the principal due and owing for quarters 2, 3, and 4 under the Note (the “Outstanding Principal Amount”), plus (ii) all accrued, unpaid interest thereon, which is equal to $324,671.94 as of June 1, 2020, and shall accrue at a rate of $983.85 per day thereafter (the “Outstanding Interest Amount”), plus (iii) if the Closing Date occurs on or after July 1, 2020, any additional quarterly payments then due and owing under the Note (the “Quarterly Payments”, and together with the Outstanding Principal Amount and the Outstanding Interest Amount, the “Outstanding Note Amount”).

c. Amendment to Note. On the date hereof, the Note shall be amended and restated and replaced, by an amended and restated promissory note executed by 1847 Sub to the order of Steve, in his capacity as Sellers’ representative (the “Amended and Restated Note”), in the form attached hereto as Exhibit B. The Amended and Restated Note shall have an original principal amount of $4,185,418.00 with interest payable thereon at a rate of twelve percent (12%) per annum and shall be effective upon the Closing Date.

d. Security Agreement. On the date hereof, 1847 Sub shall execute a security agreement in favor of Steve, in his capacity as Sellers’ representative (the “Security Agreement”), in the form attached hereto as Exhibit C. The Security Agreement shall grant Steve a continuing first priority security interest in 1847 Sub’s Collateral (as such term is defined in the Security Agreement) to secure payment and performance of 1847 Sub’s obligations under the Amended and Restated Note and shall be effective upon the Closing Date.

e. Executed Agreements. The Parties shall execute the Amended and Restated Note and the Security Agreement on the date hereof and deliver to each other signed copies of the same; provided, however, that the Amended and Restated Note and Security Agreement shall only become effective upon the Closing of the IPO and receipt of the Outstanding Note Amount.

5. Stockholders Agreement/Exchange of Holdco Stock.

a. On the date hereof, the Parties are executing an agreement terminating the Stockholders Agreement (the “Termination of Stockholders Agreement”), in the form attached hereto as Exhibit D. The Termination of Stockholders Agreement shall be deemed to become effective immediately upon the Closing of the IPO so long as the Outstanding Note Amount is paid at the Closing of the IPO and the other obligations of the 1847 Parties hereunder that are to take place at the Closing of the IPO are then satisfied.

b. The Parties acknowledge and agree that immediately prior to the Closing of the IPO, it is contemplated that 1847 Sub will complete a 3,166.666-for-1 forward stock split of its outstanding common stock (the “Stock Split”). As a result of the Stock Split, 1847 Sub’s issued and outstanding common stock will be increased from 1,000 shares (currently outstanding) to shares 3,166,666 shares. The Underwriter may require 1847 Sub to effectuate the Stock Split on a basis different than 3,166.666-for-1 and none of the Parties objects or will object to a Stock Split on a different basis if proposed by the Underwriter.

c. On or before the Closing Date, Holdco shall distribute or cause to be distributed, in a transaction which qualifies under Section 355 of the IRC, shares of the Restricted Stock of 1847 Sub to the stockholders of Holdco (the “Distribution”), as follows (it being understood that the below table reflects the Stock Split on a 3,166.666-for-1 and such ratio is subject to change):

Holdco Stockholder	No. of Holdco Shares Held Immediately Prior to Closing of IPO	Percentage of Holdco Shares Held Immediately Prior to Closing of IPO	No. of 1847 Sub Shares to be Received Immediately Upon the Closing of IPO
Holdings	1,400	70.0%	2,216,666
Steve	225	11.25%	356,250
Mike	225	11.25%	356,250
Leonite	150	7.50%	237,500

d. Upon the request of Mike or Steve from to time to time, 1847 Sub shall be responsible (at its cost) for promptly supplying to 1847 Sub’s transfer agent and Steve and/or Mike a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the resale of the shares of common stock of 1847 Sub received by Mike and Steve in the Distribution (the “Shares”) is exempt from the registration requirements of the Securities Act of 1933, as amended pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied). Should 1847 Sub’s legal counsel fail for any reason to issue the Legal Counsel Opinion, Mike and Steve may (at 1847 Sub’s cost) secure another legal counsel to issue the Legal Counsel Opinion, and 1847 Sub will instruct its transfer agent to accept such opinion. 1847 Sub shall not impede the removal by its stock transfer agent of the restricted legend from any certificate representing Shares upon receipt by the transfer agent of a Rule 144 Opinion Letter or the sale of such Shares in accordance with Rule 144.

e. On the Closing Date, 1847 Sub shall pay Steve the amount of $10,000.00 for legal fees incurred by Steve in connection with the negotiation and drafting of this Agreement, the documents contemplated hereunder or attached hereto, and the transactions contemplated herein (“Steve’s Attorney’s Fees”).

6. Arbitration.

a. The Parties acknowledge and agree that there is a genuine, good-faith dispute over the amount, if any, of the Working Capital Adjustment.

b. As of the Closing Date, Holdco and 1847 Sub, in consideration of the transactions contemplated herein, agree to relinquish and release any Claim each now has or may ever have in or related to the Working Capital Adjustment.

c. No Working Capital Adjustment is or shall be required under the Asset Purchase Agreement.

d. On the Closing Date, the 1847 Parties shall execute a stipulation of dismissal of the Arbitration, substantially in the form attached hereto as Exhibit E.

7. Asset Purchase Agreement. Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that:

a. All the Parties to the Asset Purchase Agreement have satisfied all of their respective obligations under the Asset Purchase Agreement as of the Closing Date; provided, however, that the (i) the “Earn Out Payments” contemplated in Section 1.6 of the Asset Purchase Agreement and (ii) the “Covenant Not to Compete” set forth in Section 4.3 of the Asset Purchase Agreement shall each continue in full force and effect on and after the Closing Date of this Agreement.

b. Effective upon the Closing of the IPO Section 4.9 of the Asset Purchase Agreement captioned “Rights to Participate in Future Stock Issuances” shall be terminated and of no force and effect such that the right to participate in future stock issuances provided for thereunder shall not apply to the IPO or any stock issuance of 1847 Sub following the IPO.

8. Lock Up Agreement.

a. Steve and Mike shall execute the Lock Up Agreement in the form of Exhibit F to this Agreement on the date hereof. The Lock Up Agreement shall automatically become effective upon the Closing of the IPO.

9. Closing Deliverables.

a. The 1847 Parties shall deliver the following items at or in connection with the Closing:

i. The Outstanding Note Amount, to be delivered by wire transfer in accordance with wire transfer instructions supplied by the Goedeker Parties;

ii. Stock certificates representing 356,250 shares of Restricted Stock to Steve (subject to equitable adjustment by the Underwriter, as set forth in Section 5.b of this Agreement);

iii. Stock certificates representing 356,250 shares of Restricted Stock to Mike (subject to equitable adjustment by the Underwriter, as set forth in Section 5.b of this Agreement);

iv. Steve’s Attorney’s Fees, to be delivered by wire transfer in accordance with wire transfer instructions supplied by the Goedeker Parties; and

v. A stipulation of dismissal of the Arbitration, in the form attached hereto as Exhibit E, executed by the 1847 Parties or their respective legal counsel on behalf of Holdco and 1847 Sub.

b. The executed documents delivered by the Parties to each other on the date hereof, including the Termination of Stockholders Agreement and the Lock Up Agreements shall automatically become effective upon the Closing of the IPO.

10. Representations and Warranties of the 1847 Parties. With respect to all periods through and including the Closing Date, the representations, warranties, covenants and acknowledgments of the 1847 Parties contained in this Agreement will survive the execution, delivery and acceptance of this Agreement. Each of the 1847 Parties, jointly and severally, represents and warrants to the Goedeker Parties as follows:

a. Authority. The execution and delivery of this Agreement and the other Transaction Documents have been duly and validly authorized by all necessary organizational action in respect thereof, as applicable, on the part of each of the 1847 Parties. This Agreement represents the legal, valid and binding obligation of each of the 1847 Parties, enforceable against each of the 1847 Parties in accordance with its terms.

b. Closing of the IPO. The definition of “Closing of the IPO” used in this Settlement Agreement is not inconsistent with how such term is defined in any other agreement entered into by any of the 1847 Parties in connection with or related to the IPO.

c. Securities Laws. The 1847 Parties have taken or will take all necessary actions to comply with the federal and/or state securities laws and rules and regulations applicable to the IPO and the Distribution.

d. Tax-Free Distribution. The 1847 Parties have determined that the Distribution satisfies the requirements necessary for said Distribution to receive tax-free treatment under Section 355 and related provisions of the IRC.

e. No Prohibition. No order, injunction or decree issued by any Governmental Authority or court of competent jurisdiction or other legal restraint or prohibition preventing consummation of (i) the IPO, the Distribution or the respective transactions related thereto, or (ii) any other transactions contemplated herein, is in effect or will be in effect as of the Closing Date, and no other event outside the control of 1847 Parties shall have occurred or failed to occur that prevents the consummation of (i) the IPO. the Distribution or the respective transactions related thereto, or (ii) any other transactions contemplated herein.

f. Solvency. None of the 1847 Parties is now insolvent and none of the 1847 Parties will be rendered insolvent by any of the transactions contemplated by this Agreement.

11. Representations and Warranties of the Goedeker Parties. With respect to all periods through and including the Closing Date, the representations, warranties, covenants and acknowledgments of the Goedeker Parties contained in this Agreement will survive the execution, delivery and acceptance of this Agreement. Each of the Goedeker Parties, jointly and severally, represents and warrants to the 1847 Parties as follows:

a. The execution and delivery of this Agreement and the other Transaction Documents have been duly and validly authorized by all necessary organizational action in respect thereof, as applicable, on the part of GTC. This Agreement represents the legal, valid and binding obligation of the GTC, Steve and Mike, enforceable against the GTC, Steve and Mike in accordance with its terms.

12. Mutual Releases.

a. As of the Closing Date, each of the 1847 Parties on behalf of itself, and its respective officers, directors, agents, employees, attorneys, members, managers, successors, and assigns (each an “1847 Related Party” and collectively, the “1847 Related Parties”), releases, remises, and forever discharges each of the Goedeker Parties, and their respective affiliates, subsidiaries, parents, shareholders, officers, directors, agents, employees, attorneys, members, managers, executors, personal representatives, trustees, heirs, beneficiaries, successors, and assigns (each a “Goedeker Released Party” and collectively, the “Goedeker Released Parties”) from any and all Claims that such 1847 Related Party now has or has ever had against the respective Goedeker Released Parties (each an “1847 Claim” and collectively, the “1847 Claims”), whether arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause, or event occurring contemporaneously with or prior to the Closing Date; provided, however, that 1847 Claims shall not include, and nothing contained herein shall operate to release, (i) any obligations of any Party hereto relating to this Agreement, the other Transaction Documents, or any other document, instrument or agreement contemplated, executed, or delivered in connection with any of the foregoing or (ii) any Claim(s) that arise out of or relate to any misrepresentation or breach of any covenant under this Agreement, the other Transaction Documents, or any other document, instrument or agreement contemplated, executed, or delivered in connection with any of the foregoing, including but not limited to the failure of any representation or warranty made not being true and correct in all respects when made. Without limiting the foregoing, the 1847 Related Parties’ releases include all Claims asserted in the Arbitration or which could have been asserted in the Arbitration.

b. As of the Closing Date, each of Goedeker Parties, on behalf of himself or itself, and his or its respective officers, directors, agents, employees, attorneys, members, managers, executors, personal representatives, trustees, heirs, beneficiaries, successors, and assigns (each a “Goedeker Related Party” and collectively, the “Goedeker Related Parties”), releases, remises, and forever discharges each of the 1847 Parties and their respective affiliates, subsidiaries, parents, shareholders, officers, directors, agents, employees, attorneys, members, managers, successors, and assigns (each an “1847 Released Party” and collectively, the “1847 Released Parties”) from any and all Claims that such Goedeker Related Party now has or has ever had against the respective 1847 Released Parties (each a “Goedeker Claim” and collectively, the “Goedeker Claims”), whether arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause, or event occurring contemporaneously with or prior to the Closing Date; provided, however, that Goedeker Claims shall not include, and nothing contained herein shall operate to release, (i) any obligations of any party hereto relating to this Agreement, the other Transaction Documents, or any other document, instrument or agreement contemplated, executed, or delivered in connection with any of the foregoing or (ii) any Claim(s) that arise out of or relate to any misrepresentation or breach of any covenant under this Agreement, the other Transaction Documents, or any other document contemplated, executed, or delivered in connection with any of the foregoing, including but not limited to the failure of any representation or warranty made not being true and correct in all respects when made. Without limiting the foregoing, the Goedeker Related Parties’ releases include all Claims asserted in the Arbitration or which could have been asserted in the Arbitration.

13. No Admission of Liability. Neither this Agreement nor any action taken in connection with this Agreement by any party hereto shall in any way be construed as an admission of any liability, wrongdoing, or violation of law, regulation, contract or policy.

14. Confidentiality. None of the Parties shall, without the approval of all of the other Parties, make any statement, communication, press release or other public announcement concerning this Agreement or any other document relating hereto or thereto, except (a) as and to the extent such statement or communication is previously consented to, in writing, by each of the other Parties, (b) as and to the extent that such communication shall be required by law, in which case the other party shall be given prior notice thereof, (c) to their professional advisors, attorney, accountants, investors, prospective investors, agents and employees as and to the extent reasonably necessary to enforce the terms and provisions of this Agreement or any other document relating hereto or thereto, (d) in connection with the IPO, or (e) in connection with the reasonable business activities of any such Party. For the avoidance of doubt, the Parties acknowledge and agree that this Agreement shall be summarized in the Prospectus and shall be filed as an exhibit to the Registration Statement of which the Prospectus forms a part.

15. Specific Enforcement. Each Party hereto acknowledges and agrees that the damages resulting from any breach of any of the covenants set forth herein may be intangible in whole or in part and that the promisees are entitled to seek specific enforcement, injunctive relief, and other equitable remedies in addition to monetary damages and legal remedies. Each party hereto hereby stipulates to the entering of such injunctive relief enforcing the provisions hereof.

16. Survival. The provisions of this Agreement shall survive the Closing.

17. Prevailing Party. If a party hereto commences a proceeding against another party to enforce and/or recover damages for breach of this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party all reasonable costs and expenses of enforcement and collection of any and all remedies and damages, or all reasonable costs and expenses of defense, as the case may be. The foregoing costs and expenses shall include reasonable attorneys’ fees.

18. Jointly Drafted. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder unless the context requires otherwise. The word “including” shall mean including without limitation.

19. Severability. If any provision of this Agreement is found or declared to be invalid or unenforceable by any arbitrator, referee, court, or other competent authority having jurisdiction, such finding or declaration shall not invalidate any other provision hereof and this Agreement shall thereafter continue in full force and effect except that such invalid or unenforceable provision, and (if necessary) other provisions hereof, shall be reformed by such arbitrator, referee, court, or other competent authority so as to effect insofar as is practicable, the intention of the Parties set forth in this Agreement, provided that if such arbitrator, referee, court, or other competent authority is unable or unwilling to effect such reformation, the invalid or unenforceable provision shall be deemed deleted to the same extent as if it had never existed.

20. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors and assigns.

21. Amendment. This Agreement may not be amended except in a writing signed by all of the Parties.

22. No Assignment. No party may assign any of their rights or obligations under this Agreement.

23. Governing Law and Arbitration. This Agreement shall be governed by and construed under the laws of the State of Missouri without regard to principles of conflicts of law. Any dispute hereunder or related hereto shall be resolved by arbitration conducted in St. Louis Missouri, in accordance with Chapter 435 of the Missouri Revised Statutes. Each Party agrees to follow and participate in the rules governing any such arbitration. The provisions of this Section 22 shall survive the entry of any judgment, and will not merge, or be deemed to have merged, into any judgment.

24. Additional Documents. All parties agree to cooperate fully and to execute and deliver any and all supplementary documents and to take any and all additional actions which may be necessary or appropriate to give effect to the terms and intent of this Agreement.

25. No Waiver. Failure to insist on compliance with any term, covenant or condition contained herein shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

26. Counterparts; Electronic Signature. More than one counterpart of this Agreement may be executed by any of the Parties, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement. This Agreement and any other document to be executed and delivered in connection herewith may be executed and delivered by facsimile or other electronic transmission, and any document delivered in such a manner shall be binding as though an original thereof had been executed and delivered.

27. Entire Agreement. This Agreement, including the other documents referred to herein, contains the entire understanding of the Parties with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

28. Further Assurances. Each of the Parties covenants and agrees to execute and deliver, or cause to be executed and delivered, all such further acts, assignments, transfers, assurances, conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully effectuate the transactions contemplated by this Agreement.

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counterpart signature page to

SETTLEMENT AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first written above.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

“HOLDCO”

1847 Goedeker Holdco Inc., a Delaware corporation

By:	/s/ Robert D. Barry
Name:	Robert D. Barry
Title:	President

“1847 SUB”

1847 Goedeker Inc., a Delaware corporation

By:	/s/ Douglas T. Moore
Name:	Douglas T. Moore
Title:	Chief Executive Officer

Signature Page to Settlement Agreement

counterpart signature page to

SETTLEMENT AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first written above.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

“GTC”

Goedeker Television Co., Inc., a Missouri corporation

By:	/s/ Steve Goedeker
Name:	Steve Goedeker
Title:	President

“STEVE”

/s/ Steve Goedeker
Steve Goedeker

“MIKE”

/s/ Mike Goedeker
Mike Goedeker